Exhibit 99.1

FINANCIAL CONTACT:	MEDIA CONTACT:
Melissa Poole	Jeff Beckman
mpoole@hersheys.com	jbeckman@hersheys.com

Hershey Announces Intent to Acquire
Dot’s Homestyle Pretzels and Pretzels Inc.

Fastest-Growing Scale Pretzel Brand Would Add Bold Snacking Option and
New Occasions to Hershey's Expanding Snacking Portfolio

HERSHEY, Pa., Nov. 10, 2021 – The Hershey Company (NYSE: HSY) today announced it has entered into a definitive agreement to acquire Dot’s Pretzels LLC, the owner of Dot’s Homestyle Pretzels, the fastest-growing scale1 brand in the pretzel category.

Dot’s Pretzels are a perfect complement to Hershey’s growing salty snacking portfolio and would create an opportunity to reach new consumers in new occasions, advancing Hershey’s snacking powerhouse vision.

“As the fastest growing U.S. pretzel brand, Dot’s Pretzels would further accelerate our success in the permissible salty snack category, along with our successful SkinnyPop and Pirate’s Booty brands,” said Michele Buck, The Hershey Company President and Chief Executive Officer. “With a unique range of bold, distinctive seasonings and a flavorful crunch that creates a premium pretzel experience for consumers, Dot’s Pretzels stand apart from all other products in the pretzel category and represents 55 percent of the pretzel category’s growth during the past year.”

Created more than a decade ago in North Dakota by founder Dot Henke in her home kitchen, Dot’s Pretzels started as a special family snack that she shared with family, friends and neighbors to get through long, cold North Dakota winters. Dot built her business by holding to the highest quality standards, a tradition the company proudly continues today so that each bag of Dot’s Pretzels tastes as if it were made in Dot’s home kitchen using her original secret formula.

“I created my pretzels to share with those people closest to me and have built the business with the idea of sharing them with everyone,” said Dot. “With Hershey behind this amazing brand, I am confident that anyone who would like to enjoy these deliciously bold pretzels will have the opportunity.”

Hershey Also Seeks to Expand Manufacturing Capacity and Innovation Capabilities

Hershey also announced today it has entered into a definitive agreement to acquire Pretzels Inc. from an affiliate of Peak Rock Capital, a private investment firm with numerous investments in the food and beverage industry. Pretzels Inc. is a co-manufacturer of pretzels for Dot’s Pretzels and several other customers and is a leading innovator in the pretzel category. Based in Bluffton, Indiana, Pretzels Inc. operates three manufacturing locations in Indiana and Kansas. When the transactions are completed, these three manufacturing locations would be in addition to four pretzel-seasoning facilities to be acquired with Dot’s. The acquisition of Pretzels Inc. would give Hershey deep pretzel category and product expertise and the manufacturing capabilities to support Dot’s growth and future pretzel innovation as well as the continued growth in the entire pretzel category through Pretzels Inc.’s leading co-manufacturing capabilities.

“Pretzels Inc. will help us expand Hershey’s snacking and production capabilities while keeping the special connection to Dot’s,” added Buck. “It will be important as we continue to grow this already fast-growing brand and create new products in the broader pretzel category.”

Transaction Details

The total purchase price for these two proposed acquisitions is approximately $1.2 billion, or approximately $1 billion of investment net of expected future tax benefits. It will be financed with cash on hand as well as short-term borrowings. The estimated aggregate net sales for the two businesses were approximately $275 million for the 12 months ended September 2021. The combination of these two strategic acquisitions is expected to be slightly accretive to reported earnings per share in 2023 and adjusted earnings per share in 2022. The acquisitions are subject to customary regulatory approvals and are expected to close by the end of 2021.

To learn more, please refer to our Investor Relations site at: www.thehersheycompany.com.

1Greater than $10 million in U.S. retail sales for the 52-weeks ended October 10, 2021

Safe Harbor Statement

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Many of these forward-looking statements can be identified by the use of words such as "anticipate," "assume," "believe," "continue," "estimate," "expect," "forecast," "future," "intend," "plan," "potential," "predict," "project," "strategy," "target" and similar terms, and future or conditional tense verbs like "could," "may," "might," "should," "will" and "would," among others. These statements are made based upon current expectations that are subject to risk and uncertainty. Because actual results may differ materially from those contained in the forward-looking statements, you should not place undue reliance on the forward-looking statements when deciding whether to buy, sell or hold the company's securities. Factors that could cause results to differ materially include, but are not limited to: the ability to timely satisfy the conditions to the closing the transactions contemplated in the definitive agreements; our ability to realize the benefits of the transactions; risks related to the impact of the coronavirus global pandemic ("COVID-19") on our business, suppliers, distributors, consumers, customers, and employees; the scope and duration of the pandemic; government actions and restrictive measures implemented in response to the pandemic, including the distribution of vaccinations and continuation of social distancing guidelines and stay at home orders; disruptions or inefficiencies in our supply chain due to the loss or disruption of essential manufacturing or supply elements or other factors; issues or concerns related to the quality and safety of our products, ingredients or packaging, human and workplace rights, and other environmental, social or governance matters; changes in raw material and other costs, along with the availability of adequate supplies of raw materials; the company's ability to successfully execute business continuity plans to address the COVID-19 pandemic and resulting changes in consumer preferences and the broader economic and operating environment; selling price increases, including volume declines associated with pricing elasticity; market demand for our new and existing products; increased marketplace competition; failure to successfully execute and integrate acquisitions, divestitures and joint ventures; changes in governmental laws and regulations, including taxes; political, economic, and/or financial market conditions; risks and uncertainties related to our international operations; disruptions, failures or security breaches of our information technology infrastructure; our ability to hire, engage and retain a talented global workforce, our ability to realize expected cost savings and operating efficiencies associated with strategic initiatives or restructuring programs; complications with the design or implementation of our new enterprise resource planning system; and such other matters as discussed in our Annual Report on Form 10-K for the year ended December 31, 2020 and from time to time in our other filings with the U.S. Securities and Exchange Commission. All information in this press release is as of November 10, 2021. The company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company's expectations.

About The Hershey Company

The Hershey Company is headquartered in Hershey, Pa., and is an industry-leading snacks company known for bringing goodness to the world through its iconic brands, remarkable people and enduring commitment to help children succeed. Hershey has approximately 17,000 employees around the world who work every day to deliver delicious, quality products. The company has more than 90 brands around the world that drive more than $8.1 billion in annual revenues, including such iconic brand names as Hershey's, Reese's, Kit Kat®, Jolly Rancher, Ice Breakers, SkinnyPop, and Pirate's Booty.

For more than 125 years, Hershey has been committed to operating fairly, ethically and sustainably. Hershey founder, Milton Hershey, created the Milton Hershey School in 1909 and since then the company has focused on helping children succeed.

To learn more visit www.thehersheycompany.com